Exhibit 10.17
SUB-SUBLEASE
SUB-SUBLEASE (“Sub-Sublease”) dated as of the 6th day of June, 2017, between ICAHN SCHOOL OF MEDICINE AT MOUNT SINAI, having an office at 150 East 42nd Street, New York, New York 10017 (“Sub-Sublandlord”), and MOUNT SINAI GENOMICS, INC. (d/b/a SEMA4), having an office at 1425 Madison Avenue, 3rd Floor, New York, NY 10029 (“Sub-Subtenant”).
WITNESSETH:
WHEREAS, by that certain Lease dated May 8, 2014, between BLT Ludlow LLC (together with its successors and assigns, “Prime Landlord”), as landlord, and Starwood Hotels & Resorts Worldwide, LLC f/k/a Starwood Hotels & Resorts Worldwide, Inc. (“Original Tenant”), as tenant, as assigned by Original Tenant to, and assumed by, Marriott International, Inc. (together with its successors and assigns, “Sublandlord”) pursuant to that certain Assignment and Assumption of Lease dated as of May 10, 2017 (such Lease, as so assigned, the “Prime Lease”), Prime Landlord has leased to Sublandlord certain premises (the “Prime Lease Premises”) in the building known as One StarPoint a/k/a 333 Ludlow Street, Stamford, Connecticut (the “Building”); and
WHEREAS, by Sublease Agreement dated as of June 6, 2017 (the “Sublease”), between Sublandlord, as sublandlord, and Sub-Sublandlord, as subtenant (the “Sublease”), Sublandlord subleased ‘to Sub-Sublandlord a portion of the Prime Lease Premises consisting of the entire third (3rd) floor of the South Tower of the Building, as more particularly described in the Sublease (the “Sublease Premises”); and
WHEREAS, Sub-Sublandlord desires to sub-sublet to Sub-Subtenant, and Sub Subtenant desires to hire from Sub-Sublandlord, the entire Sublease Premises (hereinafter referred to as the “Sub-Subleased Premises”) upon the terms and conditions hereinafter set forth.
NOW, THEREFORE, in consideration of the mutual covenants hereinafter provided, Sub-Sublandlord and Sub-Subtenant hereby agree as follows:
1)    DEMISE AND TERM; CONDITIONS OF SUBLEASE.
a)    Sub-Sublandlord hereby sub-subleases to Sub-Subtenant, and Sub- Subtenant hereby hires from Sub-Sublandlord, the Sub-Subleased Premises. The term of this Sub-Sublease (the “Term”) shall commence on June 6, 2017 (hereinafter, the “Commencement Date”) and shall end on the day (the “Expiration Date”) that immediately precedes the Sublease Expiration Date (as defined in the Sublease).
b)    Sub-Subtenant waives the right to recover any damages which may result from Sub-Sublandlord’s failure to timely deliver possession of the Sub-Subleased Premises. If Sub-Sublandlord shall be unable to timely deliver possession of the Sub-Subleased Premises in the manner required hereunder and provided Sub-Subtenant is not responsible for such inability to give possession, the Commencement Date hereunder shall not occur until Sub Sublandlord shall be able to so deliver possession of the Sub-Subleased Premises to Sub Subtenant, and no such failure to timely deliver possession shall in any way affect the validity of this Sub-Sublease or the obligations of Sub-Subtenant hereunder or give rise to any claim for damages by Sub-Subtenant or claim for rescission of this Sub-Sublease, nor shall the same in any way be construed to extend the Term. The parties agree that this Section l(b) constitutes an express provision as to the time at which Sub-Sublandlord shall deliver possession of the Sub Subleased Premises to Sub-Subtenant, and Sub-Subtenant hereby waives any rights to rescind this Sub-Sublease which Sub-Subtenant might otherwise have under applicable law.
2)    SUBORDINATE TO SUBLEASE AND PRIME LEASE. This Sub- Sublease is subject and subordinate to (a) the Prime Lease and the terms thereof, (b) the matters to which the Prime Lease is or shall be subject and subordinate, (c) the Sublease and the terms thereof and (d) the matters to which the Sublease is or shall be subject and subordinate. A true and complete copy of each of the Prime Lease and the Sublease has been delivered to and examined by Sub-Subtenant.
3)    INCORPORATION BY REFERENCE.
a)    The terms, covenants and conditions of the Sublease are incorporated herein by reference so that, except as set forth in Paragraph (b) of this Section 3, and except to the extent that such incorporated provisions are inapplicable to or modified by the provisions of this Sub-Sublease, all of the terms, covenants and conditions of the Sublease that bind or inure to the benefit of the sublandlord thereunder shall, in respect to this Sub-Sublease, bind or inure to the benefit of Sub-Sublandlord, and all of the terms, covenants and conditions of the Sublease that bind or inure to the benefit of the subtenant thereunder shall, in respect of this Sub-Sublease, bind or inure to the benefit of Sub-Subtenant, with the same force and effect as if such incorporated terms, covenants and conditions were completely set forth in this Sub Sublease, and as if the words “Sublandlord,” “Subtenant” or words of similar import, wherever the same appear in the Sublease, were construed to mean, respectively, “Sub-Sublandlord” and “Sub-Subtenant” in this Sub-Sublease, and as if the words “Sublease Premises,” or words of similar import, wherever the same appear in the Sublease, were construed to mean “Sub Subleased Premises” in this Sub-Sublease, and as if the word “Sublease” or words of similar import, wherever the same appear in the Sublease, were construed to mean this “Sub-Sublease,” and as if the words “Base Rent,” or words of similar import, wherever the same appear in the Sublease, were construed to mean “Fixed Rent” in this Sub-Sublease. Notwithstanding the foregoing, the time limits contained in the Sublease for the giving of notices, making of demands or performing of any act, condition or covenant on the part of the tenant thereunder, or for the exercise by the tenant thereunder of any right or remedy, are changed for the purposes of incorporation herein by reference by shortening the same in each instance by five (5) days, so that in each instance Sub-Subtenant shall have five (5) days less time to observe or perform hereunder than Sub-Sublandlord has as the tenant under the Sublease, unless such period is (5) or fewer days, in which instance Sub-Subtenant shall have two (2) days less time to observe or perform hereunder than Sub-Sublandlord has as the tenant thereunder.
b)    The following provisions of the Sublease shall not be incorporated herein by reference and shall not apply to this Sub-Sublease:
(i)    Section 2.1 (Sublease Premises);
(ii)    The second sentence of Section 2.2 (Acceptance of Premises);
(iii)    Section 2.3 (Furniture);

(iv)    Article 3 (Sublease Term);
(v)    Section 4.7 (Sublandlord as Occupant);
(vi)    The penultimate sentence of Section 9.4 (Lease Termination);
(vii)    The final sentence of Section 9.5 (ADA);
(viii)    Section 16.2 (The Lease);
(ix)    Section 16.5    (Representations and Warranties
(x)    Section 16.6 (Covenants regarding Lease);
(xi)    Clause (a) of Section 19.1, as to Sub-Sublandlord, but not Sublandlord (Sublandlord’s Sublease Undertakings);
(xii)    Article 21 (Notices);
(xiii)    Article 22 (Brokers);
(xiv)    Section 26.16 (No Counterclaim; Jurisdiction);
(xv)    Section 26.18 (Governing Law; Jurisdiction);
(xvi)    Article 28 (Sublandlord Contribution);
(xvii)    Article 29 (Renewal Option);
(xviii)    Article 31 (Terms of Expansion);
(xix)    Article 32 (Cafeteria);
(xx)    Article 33 (Fitness Center);
(xxi)    Article 34 (Shuttle Bus Service); and
(xxii)    Article 35 (Governmental Incentives).
Notwithstanding any provision of the Sublease or this Sub-Sublease to the contrary, it is the intention of the parties hereto that under no circumstances shall Sub-Subtenant have any right to renew or extend the Term of this Sub-Sublease.
4)    PERFORMANCE BY SUB-SUBLANDLORD. Any obligation of Sub- Sublandlord that is contained in this Sub-Sublease by incorporating the provisions of the Sublease may be observed or performed by Sub-Sublandlord using reasonable efforts, after notice from Sub-Subtenant, to cause Sublandlord to observe and/or perform the same (or to cause Sublandlord to cause Prime Landlord to observe and/or perform the same), and Sub Sublandlord shall have a reasonable period of time to enforce its rights to cause such observance or performance. Sub-Sublandlord shall not be required to perform any obligation of Sublandlord under the Sublease (irrespective of any provisions of the Sublease that may be incorporated in this Sub-Sublease by reference) or any obligation of Prime Landlord under the Prime Lease, and Sub-Sublandlord shall have no liability to Sub-Subtenant for either the failure of Sublandlord to perform any obligation under the Sublease or the failure of Prime Landlord to perform any obligation under the Prime Lease. Sub-Subtenant shall not in any event have any rights in respect of the Sub-Subleased Premises greater than Sub-Sublandlord’s rights under the Sublease. Sub Sublandlord shall not be responsible for any failure or interruption, for any reason whatsoever, of the services or facilities that are appurtenant to, or supplied at or to, the Sub-Subleased Premises, including, without limitation, electricity, heat, air conditioning, water, elevator service and cleaning service, if any. No failure to furnish, or interruption of, any such services or facilities shall give rise to any (a) abatement or reduction of Sub-Subtenant’s obligations under this Sub Sublease, (b) constructive eviction, whether in whole or in part, or (c) liability on the part of Sub Sublandlord. Without limiting the foregoing, Sub-Sublandlord and Sub-Subtenant acknowledge that the provision of parking spaces, as provided by Section 2.4 of the Sublease, constitutes an obligation of Sublandlord under the Sublease which is subject to the terms of this Section 4, and that Sub-Sublandlord shall have no independent obligation to provide parking spaces to Sub Subtenant.
5)    NO BREACH OF SUBLEASE. Sub-Subtenant shall not do or permit to be done any act or thing that will constitute a breach or violation of any term, covenant or condition of the Sublease by the subtenant thereunder, whether or not such act or thing is permitted under the provisions of this Sub-Sublease. In the event Sub-Subtenant’s continued occupancy (including without limitation as a result of a transfer of control of Sub-Subtenant) constitutes a breach of the Sublease, Sub-Sublandlord shall have the right to terminate this Sub Sublease by written notice to Sub-Subtenant and if Sub-Subtenant shall so terminate this Sub Sublease, (i) Sub-Subtenant shall promptly vacate and surrender the Sub-Subleased Premises to Sub-Sublandlord in accordance with the terms of this Sub-Sublease, and in all events prior to the expiration of any applicable cure periods under the Sublease with respect to such breach, (ii) notwithstanding the termination of this Sub-Sublease, Sub-Subtenant shall remain liable for all Rent hereunder for the balance of the unexpired Term (and Sub-Sublandlord shall be permitted to use or apply any Security Deposit held hereunder for the payment of such Rent) and (iii) Sub Subtenant’s indemnity set forth in Section 7(a) hereof shall expressly apply to all liabilities incurred by Sub-Sublandlord as a result of such breach of the Sublease. The provisions of this Section 5 shall survive the expiration or earlier termination of this Sub-Sublease.
6)    NO PRIVITY OF ESTATE. Nothing contained in this Sub-Sublease shall be construed to create privity of estate or of contract between Sub-Subtenant and either Sublandlord or Prime Landlord.
7)    INDEMNITY; INSURANCE.
a)    Sub-Subtenant shall indemnify, defend and hold harmless Sub- Sublandlord from and against all claims, actions, losses, costs, damages, expenses and liabilities, including, without limitation, reasonable attorneys’ fees and expenses, which Sub-Sublandlord may incur or pay by reason of (i) any accidents, damages or injuries to persons or property occurring in, on or about the Sub-Subleased Premises, (ii) any breach or default hereunder on Sub-Subtenant’s part, (iii) any work done or Alterations performed in or to the Sub-Subleased Premises by Sub-Subtenant and/or Sub-Subtenant’s employees, agents, contractors, invitees or any other person claiming through or under Sub-Subtenant, or (iv) any act, omission or negligence on the part of Sub-Subtenant and/or Sub-Subtenant’s employees, agents, customers, contractors, invitees, or any other person claiming through or under Sub-Subtenant.

b)    Sub-Subtenant shall (i) maintain all insurance that Sub- Sublandlord is required to maintain under the Sublease, naming Sub-Sublandlord, Sublandlord, Prime Landlord and any other parties required by the Sublease as additional insureds or loss payees, as applicable, and (ii) on or prior to the Commencement Date, shall deliver to Sub-Sublandlord appropriate certificates of such insurance, including copies of endorsements or clauses in the applicable insurance policies that evidence waivers of subrogation and naming of additional insureds. Sub-Subtenant shall deliver to Sub-Sublandlord evidence of each renewal or replacement of a policy prior to the expiration of such policy.
8)    MUTUAL WAIVER OF SUBROGATION. The terms of Section 10.6 of the Sublease shall be applicable to the parties hereunder.
9)    RENT.
a)    From and after the Commencement Date, Sub-Subtenant shall pay to Sub-Sublandlord rent (“Fixed Rent”) in an amount equal to 100% of the then applicable Base Rent (as defined in the Sublease) payable by Sub-Sublandlord to Sublandlord pursuant to Section 4.1 of the Sublease, consistently with the terms of Article 4 of the Sublease.
b)    Fixed Rent and all other amounts (“Additional Rent;” together with Fixed Rent, collectively “Rent” or “rent”) payable by Sub-Subtenant to Sub-Sublandlord under the provisions of this Sub-Sublease shall be paid promptly when due, without notice or demand therefor, and without deduction, abatement, counterclaim or setoff. Fixed Rent and Additional Rent shall be paid to Sub-Sublandlord in lawful money of the United States at the office of Sub-Sublandlord or such other place (or by wire) as Sub-Sublandlord may designate from time to time. No payment by Sub-Subtenant or receipt by Sub-Sublandlord of any lesser amount than the amount stipulated to be paid hereunder shall be deemed other than on account of the earliest stipulated Fixed Rent or Additional Rent; nor shall any endorsement or statement on any check or letter be deemed an accord and satisfaction, and Sub-Sublandlord may accept any check or payment without prejudice to Sub-Sublandlord’s right to recover the balance due or to pursue any other remedy available to Sub-Sublandlord. Any provisions in the Sublease incorporated herein by reference (whether capitalized or lower case) referring to “fixed rent,” “annual rent,” “base rent,” “rent,” ‘‘additional rent,” “escalations,” “payments” or “charges” or words of similar import shall be deemed to refer to Fixed Rent and Additional Rent due under this Sub-Sublease.
10)    ELECTRICITY, UTILITIES AND OTHER CHARGES
a)    From and after the Commencement Date, Sub-Subtenant shall pay I00% of the real estate tax and operating expense escalations attributable to the Sub-Subleased Premises pursuant to Section 4.4 of the Sublease to Sub-Sublandlord consistently with the terms thereof.
b)    From and after the Commencement Date, Sub-Subtenant shall pay for electricity with respect to the Sub-Subleased Premises in accordance with Section 7.1(e) of the Sublease to Sub-Sublandlord consistently with the terms thereof; it being agreed that Sub Subtenant shall pay Sub-Sublandlord 100% of Sub-Sublandlord’s cost for electricity with respect to the Sub-Subleased Premises.

c)    Sub-Subtenant shall be solely responsible for and pay as Additional Rent under this Sub-Sublease upon demand all additional rent and other charges incurred or due under the Sublease as a result of (i) a breach of this Sub-Sublease by Sub-Subtenant, (ii) any demand by Sub-Subtenant for any additional or overtime services (including, without limitation, overtime HVAC, above-standard cleaning, above-standard refuse removal, overtime freight elevator and condenser water), and (iii) any additional costs or charges of any kind or nature payable to Sublandlord under the Sublease as additional rent as a result of this Sub-Sublease and/or Sub-Subtenant’s use and occupancy of the Sub-Subleased Premises (including, without limitation, charges as a result of high-density occupancy).
d)    If Sub-Subtenant requires any utilities that are not provided by Prime Landlord under the Prime Lease and/or Sublandlord under the Sublease, subject to the terms and conditions of the Sublease, Sub-Subtenant shall make all arrangements therefor directly with the utility provider and pay all costs thereof.
11)    USE. Sub-Subtenant shall use and occupy the Sub-Subleased Premises only for the uses permitted under the Sublease, in a manner consistent with a Class A office use in a Class A office building in Stamford, Connecticut, and for no other purpose. Sub-Subtenant shall not violate any prohibitions on use contained in the Sublease. No representation or warranty is made by Sub-Sublandlord, and nothing contained in this paragraph or elsewhere in this Sub Sublease, shall be deemed to be a representation or warranty by Sub-Sublandlord that the Sub Subleased Premises may be lawfully used for Sub-Subtenant’s intended purposes; and Sub Sublandlord shall have no liability whatsoever to Sub-Subtenant if such use is not permitted by the present certificate of occupancy or any applicable zoning or other law or ordinance. Sub Subtenant shall comply with (a) the Sublease, (b) any certificate of occupancy relating to the Sub-Subleased Premises, (c) all present and future laws, statutes, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments asserting jurisdiction over the Sub-Subleased Premises; and (d) all requirements applicable to the Sub Subleased Premises of the board of fire underwriters and/or the fire insurance rating or similar organization performing the same or similar function.
12)    CONDITION OF SUBLEASED PREMISES.
a)    On the Commencement Date, Sub-Sublandlord shall deliver the Sub-Subleased Premises to Sub-Subtenant vacant and broom-clean.
b)    Except as expressly provided in this Section 12, Sub-Subtenant is leasing the Sub-Subleased Premises “AS IS”, and Sub-Sublandlord shall have no obligation to furnish, render or supply any work, labor, services, fixtures, equipment, decorations or other items to make the Sub-Subleased Premises ready or suitable for Sub-Subtenant’s occupancy. Sub-Sublandlord has not made and does not make any representations or warranties as to the physical condition of the Sub-Subleased Premises, or any other matter affecting or relating to the Sub-Subleased Premises. In making and executing this Sub-Sublease, Sub-Subtenant has relied solely on such investigations, examinations and inspections as Sub-Subtenant has chosen to make or has made. Sub-Subtenant acknowledges that Sub-Sublandlord has afforded Sub Subtenant the opportunity for full and complete investigations, examinations and inspections.

c)    Sub-Sublandlord shall not be required to perform any work to the Sub-Subleased Premises to prepare the same for occupancy and/or use by Sub-Subtenant.
d)    Sub-Subland1ord shall have no obligation to provide any services to Sub-Subtenant or the Sub-Subleased Premises pursuant to this Sub-Sublease (other than any obligation of Sub-Sublandlord that is contained in this Sub-Sublease by incorporating the provisions of the Sublease, subject to the limitations set forth in Section 4 hereof). To the extent the parties decide that Sub-Sublandlord will provide Sub-Subtenant any additional services, the allocation of costs and other terms thereof shall be set forth in one or more separate agreements between the parties.
13)    CONSENTS AND APPROVALS. In any instance when Sub- Subland1ord’s consent or approval is required under this Sub-Sublease, Sub-Sublandlord’s refusal to consent to or approve any matter or thing shall be deemed reasonable if, inter alia, such consent or approval has not been obtained from both Sublandlord under the Sublease (to the extent required under the Sublease) and/or Prime Landlord under the Prime Lease (to the extent required under the Sublease and the Prime Lease). If Sub-Subtenant shall seek the approval or consent of Sub-Sublandlord and Sub-Sublandlord shall fail or refuse to give such consent or approval, Sub-Subtenant shall not be entitled to any damages for any withholding or delay of such approval or consent by Sub-Sublandlord, it being intended that Sub-Subtenant’s sole remedy shall be an action for injunction or specific performance and that such remedy shall be available only in those instances where Sub-Sublandlord shall have expressly agreed in writing not to withhold or delay its consent unreasonably.
14)    TERMINATION OF PRIME LEASE. If for any reason the term of the Sublease shall terminate prior to the expiration of this Sub-Sublease, this Sub-Sublease shall thereupon be terminated (except as to such provisions that this Sub-Sublease expressly provides shall survive a termination) and Sub-Sublandlord shall not be liable to Sub-Subtenant by reason thereof.
15)    ASSIGNMENT AND SUBLETTING.
a)    Sub-Subtenant shall not, by the sale of all or substantially all of its assets, the sale of 50% or more of any class of its capital stock or voting securities or equity interest, transfer of “Control” (as defined in Section 13.I of the Sublease) of Sub-Subtenant or any occupant claiming under Sub-Subtenant, operation of law or otherwise, assign, sell, mortgage, pledge or in any other manner transfer or encumber this Sub-Sublease or any interest therein, or sublet the Sub-Subleased Premises or any part or parts thereof, or grant any concession or license or otherwise permit occupancy of all or any part of the Sub-Subleased Premises by anyone other than Sub-Subtenant (any of the foregoing, a “Transfer”), without (i) the prior written approval of Sublandlord in each instance by and subject to the terms and conditions of Article 13 of the Sublease and (ii) the prior written approval of Sub-Sublandlord in each instance, such approval not to be unreasonably withheld or delayed subject to the terms and conditions of Article 13 of the Sublease, solely to the extent incorporated by reference herein pursuant to Section 3 hereof). Subtenant acknowledges and agrees that its continued occupancy hereunder shall be expressly subject to Article 13 of the Sublease.
b)    In the event of any Transfer (whether or not consented to), Sub- Subtenant shall (x) pay all fees and costs, if any, that Sub-Subland1ord is required to pay to Sublandlord under the Sublease in connection with such Transfer and (y) reimburse Sublandlord for all reasonable fees incurred by Sub-Sublandlord in connection with such Transfer (including, without limitation, reasonable attorneys’ fees). Sub-Subtenant acknowledges and agrees that any consideration paid or payable to Sub-Subtenant in connection with any transfer shall be subject to Section 13.5 of the Sublease as to both Sublandlord and Sub Sublandlord.
16)    ALTERATIONS. Sub-Subtenant shall not make, cause, suffer or permit the making of any alterations, changes, replacements, improvements, installations or additions (“Alterations”) in, to or about the Sub-Subleased Premises, without the prior written approval of Sub-Sublandlord, Sublandlord and Prime Landlord in each instance as required in accordance with the applicable terms and conditions of the Sublease (with respect to Sub-Sublandlord’s consent, as incorporated by reference). Additionally any Alterations shall be subject to Article 9 of the Sublease and any other applicable terms and conditions of the Sublease, including without limitation obtaining the consent of Sublandlord to the contractors performing the Alterations. If Sub-Subtenant makes, causes, suffers or permits the making of any Alterations in, to or about the Sub-Subleased Premises, Sub-Subtenant shall (x) pay all fees and costs, if any, that Sub Sublandlord is required to pay to either Sublandlord or Prime Landlord under the Sublease in connection with such Alterations and (y) reimburse Sub-Sublandlord for all reasonable fees incurred by Sub-Sublandlord in connection with such Alterations (including, without limitation, reasonable attorneys’ fees).
17)    BROKERAGE. Sub-Subtenant and Sub-Sublandlord each represents to the other that it has not dealt with any broker or finder in connection with this sublease transaction. Sub-Subtenant and Sub-Sublandlord each agree to indenmify, defend and hold the other harmless from and against any costs and expenses (including, without limitation, reasonable attorneys’ fees) resulting from a breach by the indenmifying party of the foregoing representation. The provisions of this Section 17 shall survive the expiration or earlier termination of this Sub-Sublease.
18)    WAIVER OF JURY TRIAL AND RIGHT TO COUNTERCLAIM. Sub- Subtenant hereby waives all right to trial by jury in any summary or other action, proceeding, or counterclaim arising out of or in any way connected with this Sub-Sublease, the relationship of Sub-Sublandlord and Sub-Subtenant, the Sub-Subleased Premises (including the use and/or occupancy thereof) and any claim of injury or damages with respect thereto. Sub-Subtenant also hereby waives all right to assert or interpose a counterclaim (but not the right to raise or assert mandatory counterclaims) in any summary proceeding or other action or proceeding to recover or obtain possession of the Sub-Subleased Premises or for nonpayment of Fixed Rent or Additional Rent. The provisions of this Section 18 shall survive the expiration or earlier termination of this Sub-Sublease.
19)    HOLDOVER. If vacant and exclusive possession of the Sub-Subleased Premises is not surrendered to Sub-Sublandlord in accordance with the provisions of this Sub Sublease on the expiration or earlier termination of this Sub-Sublease, Sub-Sublandlord shall be entitled to immediately reenter the Sub-Subleased Premises and dispossess Sub-Subtenant (and/or any person claiming by, through or under Sub-Subtenant). In the event of any such holding over, Sub-Subtenant shall pay as holdover rent or use and occupancy for each month (or portion thereof) of the holdover tenancy an amount calculated in accordance with Article 20 of the Sublease (it being acknowledged and agreed that for purposes of the foregoing, the term “Base Rent” shall mean the annual Fixed Rent hereunder), subject to all of the other terms of this Sub-Sublease insofar as the same are applicable to such holdover tenancy. The acceptance of any such use and occupancy payment paid by Sub-Subtenant pursuant to this Section 19 shall in no event preclude Sub-Sublandlord from commencing and prosecuting a holdover or summary eviction proceeding. In addition Sub-Subtenant shall indemnify and shall save Sub-Sublandlord harmless from and against all costs, claims, loss or liability resulting from the failure of Sub Subtenant to surrender the Sub-Subleased Premises on the Expiration Date or sooner termination of the Sublease, including, without limitation, any amounts payable by Sub-Sublandlord pursuant to Article 20 of the Sublease or under any indemnity contained in the Sublease. Nothing contained in this Section 19 shall (i) imply any right of Sub-Subtenant to remain in the Sub Subleased Premises after the termination of this Sub-Sublease without the execution of a new lease, (ii) imply any obligation of Sub-Sublandlord to grant a new lease or (iii) be construed to limit any right or remedy that Sub-Sublandlord has against Sub-Subtenant as a holdover tenant or trespasser. The provisions of this Section 19 shall survive the expiration or earlier termination of this Sub-Sublease.
20)    SECURITY DEPOSIT.
a)    On or prior to the date that Sub-Subtenant is no longer controlled by or under common control with Sub-Sublandlord, Sub-Subtenant shall deposit with Sub Sublandlord the sum of SIX HUNDRED SEVENTEEN THOUSAND NINE HUNDRED TWENTY-FIVE and 00/100 ($617,925.00) Dollars as security (the “Security Deposit”) for the performance and observance by Sub-Subtenant of the terms, covenants and conditions of this Sub-Sublease. Sub-Subtenant’s failure to timely deliver the Security Deposit shall be a material default under this Sub-Sublease. If Sub-Subtenant defaults in respect of any of the terms, covenants or conditions of this Sub-Sublease, including, but not limited to, the payment of Fixed Rent and Additional Rent, Sub-Sublandlord may use, apply or retain the whole or any part of the Security Deposit so deposited to the extent required for the payment of any Fixed Rent and Additional Rent or any other sum as to which Sub-Subtenant is in default, or for reimbursement of any sum that Sub-Sublandlord may expend or may be required to expend by reason of Sub Subtenant’s default in respect of any of the terms, covenants and conditions of this Sub-Sublease, including, but not limited to, any damages or deficiency in resubletting of the Sub-Subleased Premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Sub-Sublandlord. If Sub-Subtenant shall fully and faithfully comply with all of the terms, covenants and conditions of this Sub-Sublease, the Security Deposit (without interest) shall be returned to Sub-Subtenant after both the date fixed as the end of this Sub-Sublease and delivery of possession of the entire Sub-Subleased Premises to Sub-Sublandlord in the condition required hereunder. Sub-Subtenant further covenants that it will not assign or encumber or attempt to assign or encumber the Security Deposit, and that neither Sub-Sublandlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. In the event of any use, application or retention of the Security Deposit by Sub-Sublandlord, Sub-Subtenant shall, within five (5) days of demand, pay to Sub-Sublandlord the sum so used, applied or retained.
b)    In lieu of the cash Security Deposit, Sub-Subtenant shall deliver to Sub-Sublandlord a clean, irrevocable and unconditional letter of credit (“Letter of Credit”) issued by and drawn upon a member of the Clearing House Association or another commercial bank reasonably satisfactory to Sub-Sublandlord (hereinafter referred to as the “Issuing Bank”) with offices for banking purposes in New York City, and having a Commercial

Paper credit rating of A-1/P-1 or better from Standard & Poor’s (the “Minimum Rating Requirement”), which Letter of Credit shall be payable in New York City, have a term of not less than one (1) year, be in a form that complies with requirements sets forth in Section 20(c) below and that is otherwise reasonably acceptable to Sub-Sublandlord, name Sub-Sublandlord as beneficiary, and be maintained in the amount of the Security Deposit for the entire Term plus a period of sixty (60) days thereafter. Notwithstanding the foregoing, the Letter of Credit may provide that it can be drawn upon the office of Issuing Bank located outside of New York City if the drawing thereon may be consummated by facsimile and/or reputable overnight courier.
c)    The Letter of Credit shall provide that (i) the Issuing Bank shall pay to Sub-Sublandlord or its duly authorized representative an amount up to the face amount of the Letter of Credit upon presentation of the Letter of Credit and a sight draft in the amount to be drawn; and (ii) the Letter of Credit either shall be for a term ending sixty (60) days after the end of the Term or shall be deemed to be automatically renewed, without amendment, for consecutive periods of one (1) year each during the Term of this Sub-Sublease, unless the Issuing Bank sends written notice to Sub-Sublandlord by certified or registered mail, return receipt requested, not less than sixty (60) days next preceding the then expiration date of the Letter of Credit, that it elects not to have such Letter of Credit renewed.
d)    Notwithstanding anything to the contrary contained herein, Sub- Subtenant acknowledges that Sub-Subtenant is obligated to provide Sub-Sublandlord with Replacement Security (as hereinafter defined) within fifteen (15) days of notice from Sub Sublandlord if any of the following events (each, a “Triggering Event”) occurs: (1) the Issuing Bank of the Letter of Credit is placed into receivership or conservatorship by the Federal Deposit Insurance Corporation or any successor or similar entity; or (2) the Issuing Bank of the Letter of Credit fails to meet the Minimum Rating Requirement. Within fifteen (15) days of Sub Sublandlord’s notice to Sub-Subtenant of a Triggering Event, Sub-Subtenant shall replace the Letter of Credit with either a letter of credit issued by a commercial bank that satisfies the requirements set forth in Section 20(b) hereof or other security (the “Replacement Security”) acceptable to Sub-Sublandlord in its sole and absolute discretion. If Sub-Subtenant fails to provide the Replacement Security as aforesaid, then, notwithstanding anything in this Sub Sublease to the contrary, (1) such failure shall constitute a default under this Sub-Sublease for which there shall be no notice or grace or cure periods being applicable thereto other than the aforesaid fifteen (15) day period and Sub-Sublandlord shall be entitled to exercise any and all rights and remedies provided under this Sub-Sublease, and (2) Sub-Sublandlord may immediately draw upon the Letter of Credit in whole or in part, and the proceeds thereof shall be held or applied, as applicable, pursuant to the terms of this Sub-Sublease.
e)    In the event Sub-Sublandlord assigns or otherwise transfers its interest in the Sublease, Sub-Sublandlord shall have the right to transfer (at no expense to it) the cash Security Deposit or Letter of Credit, as the case may be, deposited hereunder to the transferee, and Sub-Sublandlord shall, after notice to Sub-Subtenant of such transfer, including the name and address of the transferee, be released by Sub-Subtenant from all liability for the return of such cash Security Deposit or Letter of Credit. In such event, Sub-Subtenant agrees to look solely to the transferee for the return of said cash Security Deposit or Letter of Credit. Upon Sub-Sublandlord’s assignment or other transfer of its interest in the Sublease, Sub-Subtenant shall have its bank issue a new Letter of Credit on all the same terms and conditions and in the appropriate amount to such transferee in exchange for the return of the then existing Letter of Credit and without charge to Sub-Sublandlord or such transferee. It is agreed that the provisions hereof shall apply to every transfer or assignment made of said cash Security Deposit or Letter of Credit to a transferee.
f)    Sub-Sublandlord may draw upon the Letter of Credit at the following times: (i) at any time that Sub-Sublandlord is permitted to use or apply the Security Deposit pursuant to the terms hereof; (ii) upon any failure by Sub-Subtenant to renew, at least thirty (30) days in advance of expiration, a Letter of Credit that would otherwise expire prior to the date which is sixty (60) days after the end of the Term; or (iii) as set forth in Section 20(d) above. Amounts drawn by Sub-Sublandlord under this subparagraph shall be held by Sub Sublandlord as cash security pursuant to the terms of this Section 20.
21)    SURRENDER. Sub-Subtenant shall, on or prior to the expiration or earlier termination of this Sub-Sublease (i) remove all of Sub-Subtenant’s movable fixtures and movable partitions, telephone and other equipment, computer systems, trade fixtures, furniture, furnishings and other items of personal property which are removable without material damage to the Building and any other items required to be removed in accordance with and subject to the terms of the Sublease and (ii) surrender to Sub-Sublandlord the Sub-Subleased Premises, vacant, broom-clean and in good order and condition in accordance with and subject to the terms of the Sublease. In the event any Alterations to the Sub-Subleased Premises are performed by or on behalf of Sub-Subtenant that Sublandlord requires must be removed and/or restored to the original condition, Sub-Subtenant shall be liable to remove and/or restore such Alterations prior to the expiration or earlier termination of this Sub-Sublease. Sub-Subtenant agrees to reimburse Sub-Sublandlord for all costs and expenses incurred in removing and storing Sub-Subtenant’s property, or repairing any damage to the Sub-Subleased Premises caused by or resulting from Sub-Subtenant’s failure to comply with the provisions of this Section 21. The provisions of this Section 21 shall survive the expiration or earlier termination of this Sub-Sublease.
22)    NO WAIVER. Sub-Sublandlord’s receipt and acceptance of Fixed Rent or Additional Rent, or Sub-Sublandlord’s acceptance of performance of any other obligation by Sub-Subtenant, with knowledge of Sub-Subtenant’s breach of any provision of this Sub Sublease, shall not be deemed a waiver of such breach. No waiver by Sub-Sublandlord of any term, covenant or condition of this Sub-Sublease shall be deemed to have been made unless expressed in writing and signed by Sub-Sublandlord.
23)    SUCCESSORS AND ASSIGNS. The provisions of this Sub-Sublease, except as herein otherwise specifically provided, shall extend to, bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns. In the event of any assignment or transfer by Sub-Sublandlord of the leasehold estate under the Sublease, the Sub Sublandlord shall be entirely relieved and freed of all obligations that arise or accrue under this Sub-Sublease after the effective date of such assignment or transfer.
24)    LIABILITY OF SUB-SUBLANDLORD. Sub-Sublandlord’s, employees, officers, and trustees, disclosed or undisclosed, shall have no personal liability under this Sub Sublease.
25)    INTERPRETATION. Irrespective of the place of execution or performance, this Sub-Sublease shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed within the State of New York. The captions, headings and titles, if any, in this Sub-Sublease are solely for convenience of reference and shall not affect its interpretation. This Sublease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Sub-Sublease to be drafted. Each covenant, agreement, obligation or other provision of this Sub-Sublease binding upon Sub-Subtenant shall be deemed and construed as a separate and independent covenant of Sub-Subtenant, not dependent on any other provision of this Sub Sublease unless otherwise expressly provided. This Sublease may be executed in one or more counterparts, each of which shall constitute an original and all of which when taken together shall constitute one and the same instrument.
26)    NOTICES. All notices, requests, demands and other communications with respect to this Sub-Sublease shall be in writing, shall be delivered by hand (against signed receipt) or sent by registered or certified mail (return receipt requested), or nationally recognized overnight courier (with verification of delivery) to the following addresses:
If to Sub-Sublandlord:
c/o Mount Sinai Health System
Department of Real Estate Services
150 East 42nd Street, 2nd Floor
New York, New York 10017
Attn: Vice President for Real Estate Services

With a copy to:

Mount Sinai Health System
Office of the General Counsel
150 East 42nd Street, 2nd Floor
New York, New York 10017
Attn: Christopher A. Considine, Esq.

and

Patterson Belknap Webb & Tyler LLP
1133 Avenue of the Americas
New York, New York 10036
Attn: Andrew L. Herz, Esq.

If to Sub-Subtenant:

Mount Sinai Genomics, Inc.
1425 Madison Avenue, 3rd Floor
New York, NY 10029
Attn: General Counsel

or to such other address or addresses as Sub-Sublandlord or Sub-Subtenant may designate from time to time. Any such notices, requests, demands and other communications shall be deemed to have been received on the third (3rd) business day after the mailing thereof if mailed in accordance with the terms hereof or upon hand delivery if delivered by hand or one business day following deposit with the overnight courier if delivered by overnight courier. Notice delivered by legal counsel to the parties on behalf of such counsel’s client in accordance with the terms of this Section 26 shall be deemed effective notice.
27)    CONSENT OF PRIME LANDLORD UNDER PRIME LEASE. The parties acknowledge that pursuant to Section 13.1 of the Sublease, since Sub-Subtenant is Affiliate (as defined in the Sublease) of Sub-Sublandlord, Sublandlord has consented to this Sub Sublease, provided that this Sub-Sublease shall convey no rights to Sub-Subtenant until Sub Sublandlord shall have given Sublandlord written notice hereof, together with a copy of this Sub Sublease and evidence that Sub-Subtenant is an Affiliate of Sub-Sublandlord. Upon the unconditional execution of this Sub-Sublease by both parties, Sub-Sublandlord shall give Sublandlord written notice hereof, together with a copy of this Sub-Sublease and evidence that Sub-Subtenant is an Affiliate of Sub-Sublandlord. Sub-Subtenant expressly acknowledges and agrees that Sub-Subtenant’s continued occupancy of the Sub-Subleased Premises shall be subject to the applicable terms of Article 13 of the Sublease.
28)    HAZARDOUS MATERIALS. In accordance with and subject to the terms of Article 64 of the Sublease, Sub-Subtenant shall use no Hazardous Materials (as defined in therein) in, on, under or about the Sub-Subleased Premises or any part of the Building and surrounding areas.
29)    SIGNS. Sub-Subtenant may not install any sign, other than in accordance with and subject to 26.7 of the Sublease, including without limitation obtaining the prior written approval of Sublandlord (to the extent required by the terms of the Sublease) and Sub Sublandlord in each instance. Sub-Sublandlord shall have no liability to Sub-Subtenant for the failure of Sublandlord to consent to Sub-Subtenant’s sign. Sub-Sublandlord shall use commercially reasonable efforts to obtain a Building directory listing for Sub-Subtenant. Sub Subtenant shall be solely responsible for the costs for any such sign(s) and/or Building directory listings.
30)    FURNITURE. Sub-Sublandlord shall cooperate with Sub-Subtenant to request from Sublandlord and make available to Sub-Subtenant such furniture that Sub Sublandlord has the right to request pursuant to the terms of Section 2.3 of the Sublease and that Sub-Subtenant desires that Sub-Sublandlord request. Sub-Subtenant shall arrange for the transportation of any such furniture to the Subleased Premises at Sub-Subtenant’s sole cost and expense. Use of any such furniture by Sub-Subtenant shall be subject to all applicable terms and conditions of the Sublease, as if Sub-Subtenant were Sub-Sublandlord. Sub-Sublandlord shall have no liability to Sub-Subtenant for the failure of Sublandlord to provide any such furniture.
31)    CAFETERIA, FITNESS CENTER AND SHUTTLE BUS SERVICE. Sub-Sublandlord shall request that Sublandlord permit Sub-Subtenant and its employees (1) to use the Cafeteria (as defined in the Sublease), to the same extent that Sub-Subtenant and its employees have the right to use the Cafeteria pursuant to Section 32.1 of the Sublease, (2) to use the Fitness Center (as defined in the Sublease), to the same extent that Sub-Subtenant and its employees have the right to use the Fitness Center pursuant to Section 33.l of the Sublease, and (3) to use any shuttle bus service provided by Sublandlord as contemplated by Section 34.1 of the Sublease (“Shuttle Service”), to the same extent that Sub-Subtenant and its employees have the right to use any such Shuttle Service pursuant to Section 34.1 of the Sublease. Sub Sublandlord shall have no liability to Sub-Subtenant for the failure of Sublandlord to permit Sub Subtenant and its employees to use the Cafeteria, the Fitness Center and/or any Shuttle Service.

32)    SUBLANDLORD CONTRIBUTION. Provided that Sub-Subtenant is not then in default under this Sub-Sublease beyond any applicable notice and cure period, solely with respect to any portion of the Sublandlord’s Contribution (as defined in the Sublease) that has not previously been disbursed to Sub-Sublandlord or for which Sub-Sublandlord has requested or intends to request disbursement in connection with Subtenant’s Improvements (as defined in the Sublease) performed and paid for by Sub-Sublandlord, Design Costs (as defined in the Sublease) or furniture costs incurred by Sub-Sublandlord (or contemplated to be performed or otherwise paid for by Sub-Sublandlord, as applicable), upon Sub-Subtenant’s request, Sub Sublandlord agrees to cooperate with Sub-Subtenant to request from Sublandlord, and make available to Sub-Subtenant, disbursements of any such portion of the Sublandlord’s Contribution, for the payment or reimbursement of Sub-Subtenant Costs (as hereinafter defined) for which Sub-Sublandlord would have the right to request disbursements for pursuant to the terms of Article 28 of the Sublease if performed and/or paid for (as applicable) by Sub Sublandland. In connection therewith, Sub-Subtenant shall comply with all applicable provisions of Article 28 of the Sublease, as if Article 28 of the Sublease were incorporated into this Sub-Sublease pursuant to Section 3 hereof. As used herein, the term “Sub-Subtenant Costs” means costs incurred by Sub-Subtenant for alterations to the Sub-Subleased Premises performed by Sub-Subtenant or design costs or furniture costs incurred by Sub-Subtenant in connection with the Sub-Subleased Premises. Sub-Sublandlord shall have no liability to Sub-Subtenant for the failure or refusal of Sublandlord to disburse any portion of the Sublandlord’s Contribution that Sub-Subtenant so requests that Sub-Sublandlord request disbursement from Sublandlord.
33)    AMENDMENT OF SUBLEASE. Sub-Sublandlord reserves its right to amend or modify the Sublease provided that such amendment does not materially and adversely affect Sub-Subtenant.

IN WITNESS WHEREOF, Sub-Sublandlord and Sub-Subtenant have executed this Sub-Sublease as of the day and year first above written.

ICAHN SCHOOL OF MEDICINE AT MOUNT SINAI

By:	/s/ Stephen Harvey
Name:	Stephen Harvey
Title:	Senior Vice President and Chief Financial Officer

MOUNT SINAI GENOMICS, INC.

By:	/s/ Eric Schadt
Name:	Eric Schadt, Ph.D.
Title:	President

FIRST AMENDMENT TO SUB-SUBLEASE
THIS FIRST AMENDMENT TO SUB-SUBLEASE (this “Amendment”) is entered into as of July 31, 2019, by and between ICAHN SCHOOL OF MEDICINE AT MOUNT SINAI, having an office at 150 East 42nd Street, New York, New York 10017 (“Sub-Sublandlord”), and MOUNT SINAI GENOMICS, INC. (d/b/a SEMA4), having an office at 333 Ludlow Street, Stamford, Connecticut 06902 (“Sub-Subtenant”).
WHEREAS, by that certain Lease dated May 8, 2014, between BLT 333 Ludlow LLC (together with its successors and assigns, “Prime Landlord”), as landlord, and Starwood Hotels & Resorts Worldwide, Inc. (“Original Tenant”), as tenant, as assigned by Original Tenant to, and assumed by, Marriott International, Inc. (together with its successors and assigns, “Sublandlord”) pursuant to that certain Assignment and Assumption of Lease dated as of May 10, 2017 (such Lease, the “Prime Lease”), Prime Landlord has leased to Sublandlord certain premises (the “Prime Lease Premises”) in the building known as One StarPoint a/k/a 333 Ludlow Street, Stamford, Connecticut (the “Building”);
WHEREAS, by Sublease Agreement dated as of June 6, 2017, between Sublandlord, as sublandlord, and Sub-Sublandlord, as subtenant (the “Initial Sublease”), Sublandlord subleased to Sub-Sublandlord a portion of the Prime Lease Premises consisting of the entire third (3rd) floor of the South Tower of the Building, as more particularly described in the Sublease (the “Initial Sublease Premises”);
WHEREAS, by that certain Sub-Sublease, dated as of June 6, 2017, between Sub-Sublandlord and Sub-Subtenant (the “Sub-Sublease”), Sub-Sublandlord sub-sublet to Sub-Subtenant the entire Initial Sublease Premises (referred to herein as the “Existing Sub-Sublease Premises”);
WHEREAS, by that certain First Amendment to Sublease Agreement dated as of the date hereof, between Sublandlord and Sub-Sublandlord (the “First Sublease Amendment”, and the Initial Sublease as amended by the First Sublease Amendment, the “Sublease”), (a) Sublandlord has subleased to Sub-Sublandlord a portion of the Prime Lease Premises consisting of the entire seventh (7th) and eighth (8th) floors of the North Tower of the Building, as more particularly described in the Sublease (the “New Sublease Premises”), and (b) Sub-Sublandlord has agreed to surrender to Sublandlord the Initial Sublease Premises; and
WHEREAS, the parties desire to amend the Existing Sub-Sublease on the terms and conditions hereinafter set forth.
NOW, THEREFORE, in consideration of the premises, the receipt and sufficiency of which are hereby acknowledged, the parties by these presents agree as follows:
34)    Definitions. Capitalized terms used in this Amendment and not defined herein shall have the meanings ascribed to such terms in the Existing Sub-Sublease.
35)    Amendments to the Existing Sub-Sublease.
a)    Effective as of the Relocation Commencement Date (as defined in the First Sublease Amendment), the term “Sub-Subleased Premises” shall mean the New Premises (as defined in the First Sublease Amendment).
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b)    Section 3(b) of the Existing Sub-Sublease is hereby amended to provide that Section 2(i), Section 2(x) and Section 2(aa) of the First Sublease Amendment shall not be incorporated in the Sub-Sublease by reference and shall not apply to the Sub-Sublease.
c)    Notwithstanding anything to the contrary provided in Section 2(c) of the First Sublease Amendment, Sub-Sublandlord shall (i) deliver to Sub-Subtenant a copy of the Substantial Completion Notice (as defined in the First Sublease Amendment) promptly following Sub-Sublandlord’s receipt thereof and (ii) allow Sub-Subtenant to attend the inspection of the Sublandlord’s Work (as defined in the First Sublease Amendment) on the Walk-Through Date (as defined in the First Sublease Amendment). Sub-Subtenant acknowledges that the First Sublease Amendment provides that Sublandlord shall perform the Sublandlord’s Work in accordance with the terms thereof. Sub-Sublandlord will have no obligation to perform the Sublandlord’s Work.
d)    Sub-Sublandlord agrees to pay to Sub-Subtenant, following Sub-Sublandlord’s receipt thereof, funds disbursed by Sublandlord to Sub-Sublandlord on account of the TI Allowance (as defined in the First Sublease Amendment). Sub-Sublandlord will have no obligation to pay any funds to Sub-Subtenant on account of the TI Allowance except to the extent that Sublandlord pays any such funds to Sub-Sublandlord pursuant to Section 2(bb) of the First Sublease Amendment.
e)    Sub-Sublandlord agrees to pay to Sub-Subtenant, following Sub-Sublandlord’s receipt thereof, funds disbursed by Sublandlord to Sub-Sublandlord on account of the moving expense allowance provided by Sublandlord pursuant to the last two sentences of Section 2(bb) of the First Sublease Amendment (the “Moving Allowance”). Sub-Sublandlord will have no obligation to pay any funds to Sub-Subtenant on account of the Moving Allowance except to the extent that Sublandlord pays any such funds to Sub-Sublandlord pursuant to the last two sentences of Section 2(bb) of the First Sublease Amendment.
f)    Section 20 of the Existing Sub-Sublease is hereby amended by deleting the words “SIX HUNDRED SEVENTEEN THOUSAND NINE HUNDRED TWENTYFIVE and 00/100 ($617,925.00) Dollars” and substituting in their place the words “ONE MILLION FOUR HUNDRED TWENTY-FIVE THOUSAND ONE HUNDRED FIFTY-SEVEN and 47/100 ($1,425,157.47) Dollars.
g)    Subject to the terms of this paragraph, Sub-Subtenant shall have the right (the “Sub-Subtenant Termination Right”) to terminate the Sub-Sublease effective as of the penultimate day of the tenth (10th) Lease Year (as defined in the Sublease) (such date, as applicable, being referred to herein as the “Sub-Subtenant Termination Date”). Sub-Subtenant shall have the right to terminate the Sub-Sublease effective as of the Sub-Subtenant Termination Date by giving written notice thereof to Sub-Sublandlord by not later than the date that is nineteen (19) months prior to the Sub-Subtenant Termination Date (the “Notice Date”), as to which date time shall be of the essence. If Sub-Subtenant timely exercises the Sub-Subtenant Termination Right, then Sub-Subtenant, on the Sub-Subtenant Termination Date, shall vacate the Sub-Subleased Premises and surrender the Sub-Subleased Premises to Sub-Sublandlord in accordance with the terms of the Sub-Sublease. If Sub-Subtenant exercises Sub-Subtenant’s right to so terminate the Sub-Sublease as provided in this paragraph, then Sub-Subtenant shall pay to Sub-Sublandlord an amount equal to $4,872,335 (the “Sub-Sublease Termination Fee”) on or prior to the
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Notice Date (as to which date time shall be of the essence). If Sub-Subtenant fails to pay the Sub-Sublease Termination Fee to Sub-Sublandlord on or prior to the Notice Date, then Sub-Subtenant’s exercise of the Sub-Subtenant Termination Right shall be deemed ineffective.
h)    h) Sub-Subtenant acknowledges that Sub-Sublandlord will have the right, in its sole and absolute discretion, to terminate the Sublease pursuant to the terms of Section 2(dd) of the First Sublease Amendment (the “Sublease Termination Right”), regardless of whether Sub-Subtenant exercises the Sub-Subtenant Termination Right. If (i) Sub-Subtenant fails to properly exercise the Sub-Subtenant Termination Right and (ii) Sub-Sublandlord exercises the Sublease Termination Right, then (y) the Sub-Sublease shall expire on the day immediately prior to the Subtenant’s Termination Date (as defined in the First Sublease Amendment) (the “Sub-Sublandlord’s Termination Date”), and (z) Sub-Subtenant, on the SubSublandlord’s Termination Date, shall vacate the Sub-Subleased Premises and surrender the Sub-Subleased Premises to Sub-Sublandlord in accordance with the terms of the Sub-Sublease.
36)    Miscellaneous.
a)    Except as otherwise modified by this Amendment, the terms of the Sub-Sublease shall remain in full force and effect and, as modified hereby, are ratified and confirmed in all respects.
b)    This Amendment may not be changed or terminated nor any of its provisions waived verbally but only by agreement in writing signed by the party against whom enforcement of any change, termination or waiver is sought.
c)    This Amendment may be executed in counterparts and all such counterparts, taken together, shall constitute one and the same agreement. A signed copy of this Amendment delivered by e-mail shall be deemed to have the same legal effect as delivery of an original signed copy of this Amendment.
[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

ICAHN SCHOOL OF MEDICINE AT MOUNT SINAI

By:	/s/ Stephen Harvey
Name: Stephen Harvey
Title: SVP/CFO

MOUNT SINAI GENOMICS, INC.

By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

ICAHN SCHOOL OF MEDICINE AT MOUNT SINAI

By:
Name: Stephen Harvey
Title: SVP/CFO

MOUNT SINAI GENOMICS, INC.

By:	/s/ Matthew Rosamond
Name: Matthew Rosamond
Title: CFO